Exhibit 10.1

VOTING AGREEMENT

between

COTTONWOOD COMMUNITIES, INC.,

DANIEL SCHAEFFER,

 CHAD CHRISTENSEN,

GREGG CHRISTENSEN,

ERIC MARLIN,

COTTONWOOD RESIDENTIAL HOLDINGS, LLC

and

HIGH TRAVERSE HOLDINGS, LLC

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of January 26, 2021, is among Daniel Schaeffer, Chad Christensen, Gregg Christensen, Eric Marlin, High Traverse Holdings, LLC, a Delaware limited liability company and Cottonwood Residential Holdings, LLC (collectively, the “Stockholders”) and Cottonwood Communities, Inc., a Maryland corporation (“CCI”). CCI and the Stockholders are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, concurrently with the execution of this Agreement, CCI, Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company and wholly owned subsidiary of CCI (“Merger Sub”), Cottonwood Communities O.P., LP (“CCOP”), Cottonwood Residential II, Inc., a Maryland corporation (“CRII”) and Cottonwood Residential O.P., LP (“CROP”) are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger of CRII with and into Merger Sub and the merger of CCOP with and into CROP (collectively, the “Merger”) pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, one of the conditions of the Merger is that the partners of CROP approve an amendment and restatement of the limited partnership agreement of CROP, substantially in the form attached as Exhibit C to the Merger Agreement (the “Amended and Restated CROP OP Agreement”);

WHEREAS, in order to induce CCI to enter into the Merger Agreement, the Stockholders are willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the (i) 50 shares of common stock, $0.01 par value per share (“Common Stock”) of CRII Beneficially Owned by the Stockholders (the “Original Shares” and, together with any additional shares of CRII Common Stock pursuant to Section 7 hereof, the “Shares”) and (ii) 2,034,378 units of partnership interests of CROP Beneficially Owned by the Stockholders (the “Original OP Units” and, together with any additional units of partnership interest pursuant to Section 7 hereof, the “OP Units”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, CCI has required that the Stockholders, and the Stockholders have agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

“Agreement” shall have the meaning given in the preamble to this Agreement.

“Amended and Restated CROP OP Agreement” shall have the meaning given in the preamble to this Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

“Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

“CCA Externalization” shall have the meaning given in the Merger Agreement.

“CCI” shall have the meaning given in the preamble to this Agreement.

“CCOP” shall have the meaning given in the preamble to this Agreement.

“Common Stock” shall have the meaning given in the preamble to this Agreement.

“CRII” shall have the meaning given in the preamble to this Agreement.

“CRII Disclosure Letter” shall have the meaning given in the Merger Agreement.

“CRII Parties” shall have the meaning given in the Merger Agreement.

“CROP” shall have the meaning given in the preamble to this Agreement.

“CROP OP Agreement” shall mean Fourth Amended and Restated Limited Partnership Agreement of CROP, dated as of December 1, 2015, as amended.

“Expiration Time” shall have the meaning given in Section 8 of this Agreement.

“Merger” shall have the meaning given in the preamble to this Agreement.

“Merger Agreement” shall have the meaning given in the preamble to this Agreement.

“Merger Sub” shall have the meaning given in the preamble to this Agreement.

“OP Units” shall have the meaning given in the preamble to this Agreement.

“Original OP Units” shall have the meaning given in the preamble to this Agreement.

“Original Shares” shall have the meaning given in the preamble to this Agreement.

“Party” or “Parties” shall have the meaning given in the preamble to this Agreement.

“Pre-Merger Transactions” shall have the meaning given in the Merger Agreement.

“Shares” shall have the meaning given in the preamble to this Agreement.

“Stockholders” shall have the meaning given in the preamble to this Agreement.

“Stockholding LLCs” shall have the meaning given in Section 2(b) of this Agreement.

“Transfer” shall have the meaning given in Section 6 of this Agreement.

2.	REPRESENTATIONS OF STOCKHOLDER.

The Stockholders jointly and severally represent and warrant to CCI that:

(a)
Ownership of Shares and OP Units. The Stockholders: (i) are the Beneficial Owner of all of the Original Shares and Original OP Units free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) have the sole voting power over all of the Original Shares and Original OP Units. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which the Stockholders are a party relating to the pledge, disposition, or voting of any of the Original Shares or Original OP Units and there are no voting trusts or voting agreements with respect to the Original Shares or Original OP Units.

(b)
Power and Authority; Binding Agreement. High Traverse Holdings, LLC and Cottonwood Residential Holdings, LLC (the “Stockholding LLCs”) have full limited liability company power and authority to enter into, execute, and deliver this Agreement and to perform fully such Stockholders’ obligations hereunder (including the proxy described in Section 3(b) and Section 4(b) below)). This Agreement has been duly and validly executed and delivered by the Stockholding LLCs and constitutes the legal, valid, and binding obligation of the Stockholding LLCs, enforceable against them in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally.

(c)
No Conflict. The execution and delivery of this Agreement by the Stockholders does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to the Stockholders or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the Shares or OP Units pursuant to, any agreement or other instrument or obligation including, with respect to the Stockholding LLCs, organizational documents binding upon the Stockholders or any of the Shares or OP Units.

(d)
No Consents. No consent, approval, Order, or authorization of, or registration, declaration, or filing with, any Governmental Authority or any other Person on the part of the Stockholders is required in connection with the valid execution and delivery of this Agreement.

(e)
No Litigation. There is no Action pending against, or, to the knowledge of the Stockholders, threatened against or affecting, the Stockholders that could reasonably be expected to materially impair or materially adversely affect the ability of the Stockholders to perform the Stockholders’ obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

3.	AGREEMENT TO VOTE SHARES; IRREVOCABLE PROXY.

(a)
Agreement to Vote and Approve. The Stockholders irrevocably and unconditionally agree, prior to the Expiration Time, at any annual or special meeting of CRII called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the CRII stockholders with respect to any of the following matters, to vote or cause the holder of record to vote the Shares in favor of (1) the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, and (2) any proposal to adjourn or postpone such meeting of stockholders of CRII to a later date if there are not sufficient votes to approve the Merger.

(b)
Irrevocable Proxy. The Stockholders hereby appoint CCI and any designee of CCI, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as their proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of the Stockholders under this Agreement. The Stockholders shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholders shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Stockholders with respect to the Shares. The power of attorney granted by the Stockholders herein is a durable power of attorney and shall survive the bankruptcy, winding up or dissolution of the Stockholders. The proxy and power of attorney granted hereunder shall automatically terminate upon the Expiration Time.

4.	AGREEMENT TO VOTE OP UNITS; IRREVOCABLE PROXY.

(a)
Agreement to Vote and Approve. The Stockholders irrevocably and unconditionally agree during the term of this Agreement, at any annual or special meeting of CROP called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the CROP partners with respect to any of the following matters, to vote or cause the holder of record to vote the OP Units in favor of (1) the Amended and Restated CROP OP Agreement, (2) the Merger and (3) any proposal to adjourn or postpone such meeting of partners of CROP to a later date if there are not sufficient votes to approve the Amended and Restated CROP OP Agreement or the Merger; provided, that, voting pursuant to this Section 4(a) under this Agreement, shall only occur following the vote in favor of the matters set forth in (1) – (3) above in this Section 4(a), by holders of a majority of the outstanding CROP Common Units held by disinterested limited partners.

(b)
Irrevocable Proxy. The Stockholders hereby appoint CCI and any designee of CCI, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the OP Units in accordance with Section 4(a). This proxy and power of attorney is given to secure the performance of the duties of the Stockholders under this Agreement. The Stockholders shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholders shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Stockholders with respect to the OP Units. The power of attorney granted by the Stockholders herein is a durable power of attorney and shall survive the bankruptcy, winding up or dissolution of the Stockholders. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

5.	NO VOTING TRUSTS OR OTHER ARRANGEMENT.

The Stockholders agree that during the term of this Agreement the Stockholders will not, and will not permit any entity under the Stockholders’ control to, deposit any of the Shares or OP Units in a voting trust, grant any proxies with respect to the Shares or OP Units, or subject any of the Shares or OP Units to any arrangement with respect to the voting of the Shares or OP Units other than agreements entered into with CCI.

6.	TRANSFER AND ENCUMBRANCE.

The Stockholders agree that during the term of this Agreement, the Stockholders will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of Law, or otherwise), or encumber (“Transfer”) any of the Shares or OP Units or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Shares or OP Units or the Stockholders’ voting or economic interest therein. Any attempted Transfer of Shares or OP Units or any interest therein in violation of this Section 6 shall be null and void. This Section 6 shall not prohibit (i) a Transfer of the Shares or OP Units by the Stockholders to an Affiliate of the Stockholders or (ii) a Transfer by will or by operation of law or other transfers for estate planning purposes; provided in each case of (i) and (ii), that a Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to CCI, to be bound by all of the terms of this Agreement, or (iii) as CCI may otherwise agree in writing in its sole discretion.

7.	ADDITIONAL SHARES OR OP UNITS.

The Stockholders agree that all shares of CRII Common Stock and all partnership interests in CROP that the Stockholders purchase, acquire the right to vote whether by conversion of LTIP units or otherwise, or otherwise acquire Beneficial Ownership of after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares or OP Units, as applicable, for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of CRII affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement. In the event of any merger, reorganization, recapitalization, reclassification, combination, exchange of partnership interests, or the like of the partnership interests of CROP affecting the OP Units, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “OP Units” for all purposes of this Agreement.

8.	TERMINATION.

This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the Merger Effective Time; (b) the date on which the Merger Agreement is terminated in accordance with its terms; (c) such date and time as any amendment or change to the Merger Agreement is effected without the Stockholders’ consent that decreases the Merger Consideration or changes the form of consideration payable under the Merger Agreement to the Stockholders or materially and adversely affects the Stockholders, and (d) the termination of this Agreement by mutual written consent of the Parties. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, nothing in this Section 8 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

9.	NO SOLICITATION.

Until the Expiration Time, the Stockholders shall not and, with respect to the Stockholding LLCs, shall cause its Subsidiaries not to, and shall use it reasonable best efforts to cause its Affiliates and Representatives not to, take any action that would be in violation of Section 7.3 of the Merger Agreement if such action were taken by CRII.

10.	PRE-MERGER TRANSACTIONS.

If all of the conditions set forth in Article 8 of the Merger Agreement have been satisfied or waived (other than the obligation of the CRII Parties to effect the Pre-Merger Transactions and other than those conditions that by their nature cannot be satisfied other than at closing of the Merger) and CCI delivers written notice to the Stockholders that it is prepared to consummate the Merger, (i) Cottonwood Residential Holdings, LLC shall execute (and each other Stockholder will use his or its best efforts to cause Cottonwood Residential Holdings, LLC to execute) a redemption agreement and effect the CCA Externalization and (ii) each Stockholder shall use his or its best efforts to effect the other Pre-Merger Transactions on the terms set forth in the Merger Agreement, including as provided in Section 7.17 of the CRII Disclosure Letter.

11.	FURTHER ASSURANCES.

The Stockholders agree, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as CCI may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

12.	STOP TRANSFER INSTRUCTIONS.

At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholders hereby authorize CRII or its counsel and CROP or its counsel to notify CRII’s transfer agent and CROP’s transfer agent that there is a stop transfer order with respect to all of the Shares and OP Units (and that this Agreement places limits on the voting and transfer of the Shares and OP Units), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by CRII and CROP following the Expiration Time.

13.	SPECIFIC PERFORMANCE.

Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at Law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at Law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at Law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

14.	ENTIRE AGREEMENT.

This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties hereto. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

15.	NOTICES.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 15):

If to CCI:

The Special Committee of the Board of Directors
Cottonwood Communities, Inc.
1245 Brickyard Road Suite 250
Salt Lake City, UT 84106
Attn: Gentry Jensen, Chair
Email: gjensen@cordovaoutdoors.com

with copies (which shall not constitute notice) to:

DLA Piper LLP (US)
4141 Parklake Ave., Suite 300
Raleigh, NC 27612
Attn: Robert H. Bergdolt
Email: robert.bergdolt@us.dlapiper.com

If to Stockholders:

Cottonwood Residential Holdings, LLC
1245 Brickyard Road Suite 250
Salt Lake City, UT 84106
Attention: Gregg Christensen
Email: gchristensen@cottonwoodRES.com

Daniel Schaeffer
1245 Brickyard Road Suite 250
Salt Lake City, UT 84106
Attention: Daniel Schaeffer
Email: dschaeffer@cottonwoodRES.com

Chad Christensen
1245 Brickyard Road Suite 250
Salt Lake City, UT 84106
Attention: Chad Christensen
Email: cchristensen@cottonwoodRES.com

Gregg Christensen
1245 Brickyard Road Suite 250
Salt Lake City, UT 84106
Attention: Gregg Christensen
Email: gchristensen@cottonwoodRES.com

Eric Marlin
1245 Brickyard Road Suite 250
Salt Lake City, UT 84106
Attention: Eric Marlin
Email: emarlin@cottonwoodRES.com

High Traverse Holdings, LLC
1245 Brickyard Road Suite 250
Salt Lake City, UT 84106
Attention: Gregg Christensen
Email: gchristensen@cottonwoodRES.com

16.	MISCELLANEOUS.

(a)
Governing Law. This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

(b)
 Submission to Jurisdiction. All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court.  Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any such Maryland state or federal court, for the purpose of any dispute arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such dispute except in such courts, (iii) agrees that any claim in respect of any such dispute may be heard and determined in any such Maryland state or federal court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such dispute, (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such dispute and (vi) agrees, with respect to any Action filed in a Maryland state court, to jointly request an assignment to the Maryland Business and Technology Case Management Program.  Each of the Parties agrees that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each Party irrevocably consents to service of process in the manner provided for notices in this Section 15 of this Agreement.  Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

(c)
Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A DISPUTE; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(C).

(d)
Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.

(e)
 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f)
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(g)
Section Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)
Assignment. Neither Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, except that CCI may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 16(h) shall be null and void.

(i)
 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

(j)
No Limitation on Discretion as Director or Fiduciary.  Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent any of Messrs. Schaeffer, Christensen or Christensen from exercising duties and obligations as a director of CRII or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of CRII.

[Signature Page Follows]

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COTTONWOOD COMMUNITIES, INC., a Maryland corporation

By:	/s/ Enzio Cassinis
Enzio Cassinis, Chief Executive Officer

HIGH TRAVERSE HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Gregg Christensen
Title:	Authorized Person

COTTONWOOD RESIDENTIAL HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Gregg Christensen
Title:	Authorized Person

DANIEL SHAEFFER

/s/ Daniel Shaeffer

CHAD CHRISTENSEN

/s/ Chad Christensen

GREGG CHRISTENSEN

/s/ Gregg Christensen

ERIC MARLIN

/s/ Eric Marlin